FIFTH AMENDMENT TO AMENDED
                  AND RESTATED CREDIT AGREEMENT


       THIS FIFTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (the "Fifth Amendment") is entered into on November 30, 1998, but to be effective as of June 10, 1998 (the "Effective Date"), by and among THOMAS NELSON, INC., a Tennessee corporation ("Nelson"), SUNTRUST BANK, NASHVILLE, N.A., a national banking association ("SunTrust"), the other banks and lending institutions listed on the signature pages hereof and any assignees of SunTrust or such other banks and lending institutions that become "Lenders" (SunTrust and such other banks, lending institutions and assignees are referred to collectively herein as the "Lenders"), and SUNTRUST BANK, NASHVILLE, N.A., in its capacity as agent for the Lenders (the "Agent").

                        R E C I T A L S:

      WHEREAS, Lenders, Agent and Nelson entered into an Amended and Restated Credit Agreement dated as of December 13, 1995, as amended by that certain First Amendment to Amended and Restated Credit Agreement dated as of January 3, 1996, as further amended by that certain Second Amendment to Amended and Restated Credit Agreement dated as of November 15, 1996, as further amended by that certain Third Amendment to Amended and Restated Credit Agreement dated as of January 7, 1997, and as further amended by that certain Fourth Amendment to Amended and Restated Credit Agreement dated as of March 31, 1998 (the "Fourth Amendment") (as amended or otherwise modified from time to time, the "Credit Agreement"), wherein Lenders agreed to extend certain financial accommodations to Nelson; and

      WHEREAS, Nelson has requested that Lenders consent to Nelson's repurchasing of a portion of its outstanding common stock and certain convertible subordinated notes and to use proceeds of the Credit Agreement for such purpose, and Lenders are willing to consent to such repurchasing and such use of proceeds, and to modify the application of certain provisions of the Credit Agreement with respect to such repurchasing and such use of proceeds, upon the terms contained herein; and

      WHEREAS, Nelson has requested that Lenders consent to an extension of the Initial Reduction Date, and Lenders are willing to consent to such request, upon the terms contained herein; and

      WHEREAS, Nelson has requested that Lenders consent to a change in the calculation with respect to adjustments concerning certain pricing with respect to the Credit Agreement, and Lenders are willing to consent to such request, upon the terms contained herein; and

      WHEREAS, Nelson has requested that Lenders consent to an increase in the Revolving Loan Commitment, and Lenders are willing to consent to such request, upon the terms contained herein; and

      WHEREAS, Nelson has requested that Lenders consent to certain other changes in the Credit Agreement, as set forth herein;

      NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and adequacy of which are mutually acknowledged, the parties hereby agree as follows:

1. Defined Terms. All defined terms used and not otherwise defined herein shall have the meaning ascribed to such terms in the Credit Agreement.

2. Stock Repurchase. Nelson may from time to time purchase up to 3,000,000 shares (the "Maximum Number of Shares") of the outstanding common stock of Nelson (the "Stock Repurchase"). Nelson's common stock to be acquired pursuant to the Stock Repurchase shall be referred to as the "Repurchased Shares." Nelson shall accomplish the Stock Repurchase by any of the following (a) purchasing the Repurchased Shares on the open market ("Open Market Acquisitions"), or (b) in privately negotiated transactions ("Private Acquisitions"), or (c) pursuant to a tender offer in accordance with Rule 13a-4 promulgated under the Securities Exchange Act of 1934 ("Self-
     Tender").  The  Stock  Repurchase  shall  be  completed   in
     accordance   with  one  of  the  following   schedules,   as
     applicable (the "Completion Date"): (i) on or before one (1) year from the Effective Date in the event Nelson utilizes a
     Private   Acquisition   or  Open  Market   Acquisitions   to
     accomplish the Stock Repurchase, or (ii) on or before ninety
     (90) days from the date Nelson initiates the Self-Tender (the "Initiation Date") in the event Nelson utilizes a Self-Tender to accomplish the Stock Repurchase. The Initiation Date may not occur more than one year after the Effective Date. In the event Nelson elects to accomplish the Stock Repurchase pursuant to a Self-Tender, Nelson shall give the
     Agent  written  notice  of  the  Initiation  Date  and   the
     anticipated Completion Date at least five (5) days prior to the Initiation Date. Subject to the terms and provisions of
     Section 2 and Section 3 hereof, Nelson proposes to fund  the
     acquisition  of  the  Repurchased  Shares  by  utilizing   a
     combination of (a) its working capital and available cash, and (b) borrowings under the Revolving Loan Commitments.

3. Lender's Consent. Nelson has requested that Lenders consent to the Stock Repurchase as described in this Fifth Amendment, and that, with respect to the Stock Repurchase only, Lenders consent to modify certain terms and provisions of the Credit Agreement to permit the use of funds by Nelson as set forth in this Fifth Amendment to consummate the Stock Repurchase. Lenders hereby consent to Nelson's request with respect to the Stock Repurchase as described herein. Lenders further consent to borrowings by Nelson under the Revolving Loan Commitments to wholly or partially fund the Stock Repurchase. Nelson shall be entitled to use borrowings under the Revolving Loan Commitments for the Stock Repurchase through the Completion Date; it shall make no additional borrowings thereafter for the Stock Repurchase. After the Completion Date, Nelson shall not be permitted to borrow under the Revolving Loan Commitments for the purpose of the Stock Repurchase.

4. Terms of Stock Repurchase. Nelson hereby covenants with Lenders that in connection with the Stock Repurchase (a) Nelson shall purchase no more than the Maximum Number of Shares, (b) the Stock Repurchase shall be completed on or before the Completion Date, and (c) the price to be paid for each Repurchased Share shall not exceed $18 per share excluding ordinary and customary trading commissions and fees.

5. Section 2.02 of the Credit Agreement. Lenders hereby agree that Section 2.02 of the Credit Agreement is hereby modified to permit the use by Nelson of funds available under the Revolving Loans to fund the Stock Repurchase. Any borrowing of such funds shall be made in accordance with the Credit Agreement as amended by this Fifth Amendment, including without limitation, Article III and Article IV of the Credit Agreement.

6. Section 11.04 of the Credit Agreement. Lenders hereby agree that the provisions of Section 11.04 of the Credit Agreement restricting the purchase of subordinated debt or capital stock shall not apply to the Stock Repurchase.

7. Debenture Repurchase. Nelson anticipates purchasing up to $55,000,000 of its outstanding 5 3/4% Convertible Subordinated Notes due November 30, 1999 in the total principal amount of $55,000,000 and dated November 30, 1992 (the "Debenture Repurchase"). Nelson and Lender agree that at any time prior
     to   November  30,  1999  Nelson  may  fund  the   Debenture
     Repurchase   by   borrowings  under   the   Revolving   Loan
     Commitment. Any borrowing of such funds shall be made in accordance with the Credit Agreement, as amended, including without limitation Articles III and IV of the Credit Agreement.

8. Consent of Third Parties. Nelson represents and warrants that any and all consents required to be obtained by Nelson in connection with the Stock Repurchase and the funding of same have been obtained and delivered to Agent.

9. Fee to Lender. Lenders and Nelson hereby agree that simultaneously with the execution of this Fifth Amendment, Nelson shall pay to Lenders a fee in the amount of Sixty-Eight Thousand Seven Hundred Fifty and No/100 Dollars ($68,750.00) in consideration of Lenders' execution of this Fifth Amendment and the agreements set forth herein.

10. Future Transactions. Nelson and Lenders hereby agree that the waivers and modifications set forth herein shall apply only to the Stock Repurchase and the Debenture Repurchase, shall terminate with respect to the Stock Repurchase on June 10, 1999, shall terminate with respect to the Debenture Repurchase on November 30, 1999 and shall not extend to any future stock acquisitions or uses of proceeds that may be contemplated by Nelson without the express written consent of Lenders.

11. Extension of Initial Reduction Date. Nelson has requested, and Lenders hereby agree, that the Initial Reduction Date shall mean December 13, 2001, pursuant to the provisions of
     Section 2.08 of the Credit Agreement.

12. Change in Definitions. Nelson and Lenders hereby agree that the definitions of "Applicable LIBOR Rate Margin" and "Commitment Percentage" shall be deleted in their entirety and the following language shall be substituted in lieu of such definitions:

          "Commitment   Percentage"  shall   mean   the
          relevant percentage indicated below based upon the percentages indicated for Nelson's
          Interest  Coverage  Ratio and  Senior  Funded
          Debt to Total Capital as determined on a quarterly basis, within sixty (60) days after the end of each fiscal quarter of Nelson and on that date which is ninety (90) days after the end of the fiscal year of Nelson, based upon unaudited financial statements for the quarters ending June 30, September 30 and
          December 31 and based upon audited financial statements for the fiscal year ending March
          31, with such Commitment Percentage to become effective on the first business day of the quarter immediately succeeding such date of determination with respect to all outstanding amounts under the Revolving Loans:


  INTEREST COVERAGE   |      PERCENTAGE OF SENIOR
       RATIO          |          FUNDED DEBT
                      |        TO TOTAL CAPITAL
                      |   >45%       35%-45%      <35%
                      |---------------------------------
                      |
   <2.5:1:0           |   .375%       .30%        .25%
   2.5:1.0 - 3.0:1.0  |   .25%        .25%        .20%
   >3.0:1.0 - 5.0:1.0 |   .25%        .20%        .15%
   >5.0:1.0           |   .20%        .15%        .125%


               Notwithstanding the  foregoing,  in
          the  event  Nelson does not deliver  the
          audited  financial  statements  for  the
          immediately  preceding fiscal  year,  or
          unaudited financial statements  for  the
          immediately preceding fiscal quarter, as
          applicable, in a manner that permits the
          determinations    required    in     the
          definition  of the Commitment Percentage
          within  ninety (90) days of the  end  of
          Nelson's  fiscal  year or  within  sixty
          (60)  days  of  the end of  each  fiscal
          quarter,  as  applicable, commencing  at
          the end of such ninety (90) day or sixty
          (60)  day  period,  as  applicable,  and
          continuing   until   such   audited   or
          unaudited   financial   statements,   as
          applicable,  are  made  available,   the
          Commitment  Percentage  shall   be   the
          highest  percentage  set  forth  in  the
          preceding chart. At such time  as  Agent
          changes the Commitment Percentage as set
          forth  in  the  preceding  sentence,  it
          agrees  to give written notice  of  such
          change  to  Nelson  and  to  reduce  the
          Commitment Percentage to its appropriate
          rate at such time as Nelson delivers the
          financial   statements  as   set   forth
          herein.

          "Applicable  LIBOR  Rate  Margin"  shall
          mean,  with  respect to all  outstanding
          Borrowings consisting of LIBOR  Advances
          hereunder,   the   relevant   percentage
          indicated   below   based    upon    the
          percentages   indicated   for   Nelson's
          Interest   Coverage  Ratio  and   Senior
          Funded   Debt   to  Total   Capital   as
          determined  on  the date that  is  sixty
          (60)  days after the end of each  fiscal
          quarter  and on the date that is  ninety
          (90)  days after the end of each  fiscal
          year  of  Nelson; based, in the case  of
          the  end  of any quarter, upon unaudited
          financial statements for the immediately
          preceding fiscal quarter, and based,  in
          the  case  of the fiscal year end,  upon
          audited  financial  statements  for  the
          immediately preceding fiscal year,  with
          such  Applicable LIBOR  Rate  Margin  to
          become  effective on the first  business
          day    of    the   quarter   immediately
          succeeding such date of determination with respect to all outstanding amounts under the Revolving Loans:


   INTEREST COVERAGE  |          PERCENTAGE  OF
        RATIO         |        SENIOR FUNDED DEBT
                      |         TO TOTAL CAPITAL
                      |  >45%        35%-45%      <35%
                      |---------------------------------
                      |
   <2.5:1:10          |  1.00%        .875%       .75%
   2.5:1.0 - 3.0:1.0  |   .875%       .75%        .625%
   >3.0:1.0 - 5.0:1.0 |   .75%        .625%       .50%
   >5.0:1.0           |   .625%       .50%        .375%


                Notwithstanding the foregoing,  in  the
          event Nelson does not deliver the audited  or
          unaudited   financial  statements   for   the
          immediately preceding fiscal year  or  fiscal
          quarter,  as  applicable, in  a  manner  that
          permits  the determinations required  in  the
          definition  of Applicable LIBOR  Rate  Margin
          within  ninety  (90)  days  of  the  end   of
          Nelson's  fiscal year and within  sixty  (60)
          days  of  the end of each fiscal quarter,  as
          applicable,  commencing at the  end  of  such
          ninety (90) day or sixty (60) day period,  as
          applicable, and continuing until such audited
          or   unaudited   financial   statements,   as
          applicable,    are   made   available,    the
          Applicable LIBOR Rate Margin shall be the highest rate set forth in the preceding chart. At such time as the Agent changes the interest rate as set forth in the preceding sentence, it agrees to give written notice of such change to Nelson and to reduce the Commitment Percentage to its appropriate rate at such time as Nelson delivers the financial statements as set forth herein.

     The   table  below  shall  reflect  the  effective
     date(s)    with    respect   to   the    quarterly
     determination(s) required by the definitions of the "Applicable LIBOR Rate Margin" and "Commitment
     Percentage":

                        DATE OF DELIVERY
                          OF FINANCIAL           EFFECTIVE
         PERIOD            STATEMENTS               DATE
     ------------------------------------------------------------
     Fiscal Year       Within 90 days         Effective the first
     ending March 31   (audited financial     business day after
                       statements             June 30

     Quarter ending    Within 60 days         Effective the first
     June 30           (unaudited financial   business day after
                       statements)            September 30

     Quarter ending    Within 60 days         Effective the first
     September 30      (unaudited financial   business day after
                       statements)            December 31

     Quarter ending    Within 60 days         Effective the first
     December 31       (unaudited financial   business day after
                       statements)            March 31


13. Revolving Loan Commitment. The aggregate amount of Revolving Loan Commitments of the Lenders shall be One Hundred Million Dollars ($100,000,000) principal amount, and the pro rata portions of each Lender shall be as set forth in Exhibit A attached hereto. Nelson shall execute new Revolving Credit Notes in the amounts set forth in Exhibit A and shall promptly execute and deliver such Notes to Agent.

14. Final Maturity Date. The parties hereto agree that the phrase "December 13, 2002" set forth in the definition of "Final Maturity Date" in the Credit Agreement shall be deleted and be replaced with "December 13, 2005".

15. Sale of Assets. Lenders consent to the sale of assets by Nelson of C.R. Gibson Company and hereby waive the requirements of Section 2.06 of the Credit Agreement with respect to such asset sales; provided, however, that the only assets which may be sold pursuant to this section are those listed on Exhibit B attached hereto, and further provided that the total amount of proceeds resulting from such asset sales shall not exceed $14,000,000 in the aggregate. Lenders acknowledge that Nelson shall not be required to use proceeds of such asset sales to reduce amounts outstanding under the Revolving Credit Notes.

16.  Effective Date. Although the parties hereto agree  that  the effective date of this Fifth Amendment is as of June 10, 1998, the quarterly determinations required by the definitions of "Applicable LIBOR Rate Margin" and "Commitment Percentage" shall be effective commencing with the quarter ending September 30, 1998.

17. Governing Law. This Fifth Amendment shall be governed by and construed in accordance with the laws of the State of Tennessee.

18. Full Force and Effect. Except as specifically amended by this Fifth Amendment, all other terms and provisions of the Credit Agreement shall remain in full force and effect.

19. No Other Waiver. Except as expressly stated herein, no other waiver of any term or provision of the Credit Agreement shall be inferred or implied.

      IN  WITNESS  WHEREOF, the parties have  caused  this  Fifth
Amendment to be duly executed as of the Effective Date.

                              THOMAS NELSON, INC.

                              By:  /s/ Joe L. Powers
                                 -------------------------------

                              Title:  Executive Vice President
                                 -------------------------------

ACCEPTED AND AGREED TO:

SUNTRUST BANK, NASHVILLE, N.A., as Agent


By:  /s/ Allen K. Oakley
   ----------------------------------
Title:  Senior Vice President
      -------------------------------
Acceptance Date:  November 30, 1998
                ---------------------

SUNTRUST BANK, NASHVILLE, N.A.
(Revolving Credit Amount: $26,000,000)


By:  /s/ Allen K. Oakley
   ----------------------------------
Title:  Senior Vice President
      -------------------------------
Acceptance Date:  November 30, 1998
                ---------------------

NATIONSBANK, N.A.
(Revolving Credit Amount: $20,000,000)


By:  /s/ Fred K. Wyatt, Jr.
   ----------------------------------
Title:  Senior Vice President
      -------------------------------
Acceptance Date:  November 30, 1998
                ---------------------

CREDITANSTALT CORPORATE FINANCE, INC.
(Revolving Credit Amount: $17,000,000)


By:  /s/ John G. Taylor
   ----------------------------------
Title:  Senior Associate
      -------------------------------

By:  /s/ William E. McCollum
   ----------------------------------
Title:  Senior Associate
      -------------------------------
Acceptance Date:  November 30, 1998
                ---------------------

NATIONAL CITY BANK, KENTUCKY
(Revolving Credit Amount: $17,000,000)


By:  /s/ Kevin L. Anderson
   ----------------------------------
Title:  Vice President
      -------------------------------
Acceptance Date:  November 30, 1998
                ---------------------

FIRST AMERICAN NATIONAL BANK
(Revolving Credit Amount: $20,000,000)


By:  /s/ Scott Bane
   ----------------------------------
Title:  Senior Vice President
      -------------------------------
Acceptance Date:  November 30, 1998
                ---------------------


      The undersigned join in the execution of this Fifth Amendment in order to acknowledge their consent to the terms and provisions of this Fifth Amendment and to confirm that the execution of this Fifth Amendment by the parties hereto in no way affects the undersigneds' respective obligations under the Amended and Restated Guaranty Agreement executed as of December 13, 1995 by Word, Incorporated, a corporation organized and existing under the laws of the State of Delaware, PPC, Inc., a corporation organized and existing under the laws of the State of North Carolina, Editorial Caribe, Inc., a corporation organized and existing under the laws of the State of Florida, Morningstar Radio Network, Inc., a corporation organized and existing under the laws of the State of Texas, Nelson Word Ltd., a corporation organized and existing under the laws of the United Kingdom, Word Communications, Ltd., a corporation organized and existing under the laws of British Columbia, Canada, Word Direct, Inc., a corporation organized and existing under the laws of the State of Texas, Word Direct Partners, L.P., a limited partnership organized and existing under the laws of the State of Texas, The C.R. Gibson Company, a corporation organized and existing under the laws of the State of Delaware, 855673 Ontario Limited, a corporation organized and existing under the laws of Ontario, Canada, in favor of SunTrust Bank, Nashville, N.A., a national banking association, in its capacity as agent for banks and other lending institutions parties to the Credit Agreement and each assignee thereof becoming a "Lender" as provided therein. Each person executing this Amendment on behalf of each of the undersigned is duly authorized to so execute and deliver this Amendment on behalf of each of the undersigned entities.

                              WORTHY, INCORPORATED (f/k/a
                              WORD, INCORPORATED)

                              By:  /s/ Joe L. Powers
                                 -------------------------------
                              Title:
                                   -----------------------------

                              EDITORIAL CARIBE, INC.

                              By:  /s/ Joe L. Powers
                                 -------------------------------
                              Title:
                                   -----------------------------

                              C.R. GIBSON  (UK) LIMITED (f/k/a
                              NELSON MEDIA (UK) LTD.

                              By:  /s/ Joe L. Powers
                                 -------------------------------
                              Title:
                                   -----------------------------


                              NELSON MEDIA  (CANADA)  LTD.
                              (f/k/a  WORD COMMUNICATIONS, LTD.)

                              By:  /s/ Joe L. Powers
                                 -------------------------------
                              Title:  President
                                   -----------------------------

                              NELSON DIRECT,  INC.  (f/k/a WORD
                              DIRECT, INC.)

                              By:  /s/ Joe L. Powers
                                 -------------------------------
                              Title:  Treasurer and Secretary
                                   -----------------------------

                              NELSON  DIRECT MARKETING  SERVICES,
                              INC.

                              By:  /s/ Joe L. Powers
                                 -------------------------------
                              Title:  Treasurer and Secretary
                                   -----------------------------

                              NELSON DIRECT  PARTNERS, L.P.
                              (f/k/a WORD DIRECT PARTNERS, L.P.)

                              By:  /s/ Joe L. Powers
                                 -------------------------------
                              Title:  Treasurer and Secretary
                                   -----------------------------

                              THE C.R. GIBSON COMPANY

                              By:  /s/ Joe L. Powers
                                 -------------------------------
                              Title:  Treasurer and Secretary
                                   -----------------------------

                              CRG ACQUISITION, INC.

                              By:  /s/ Joe L. Powers
                                 -------------------------------
                              Title:  Treasurer and Secretary
                                   -----------------------------

                              855763 ONTARIO LIMITED (d/b/a DAWN
                              DISTRIBUTORS)

                              By:  /s/ Joe L. Powers
                                 -------------------------------
                              Title:  Secretary
                                   -----------------------------




                            EXHIBIT A


                                   REVOLVING LOAN COMMITMENTS

SunTrust Bank, Nashville, N.A.          $    26,000,000

First American National Bank                 20,000,000

NationsBank, N.A.                            20,000,000

National City Bank, Kentucky                 17,000,000

Creditanstalt Corporate Finance, Inc.        17,000,000
                                        ----------------

                         TOTAL          $    100,000,000




                            EXHIBIT B

      ADDRESS             DESCRIPTION             LOCATION
      -------             -----------             --------

32 Knight Street    Manufacturing,              Norwalk, CT
                      warehousing, shipping
                      and office space

39 Knight Street    Factory Outlet Store        Norwalk, CT

41 Knight Street    .38 acre lot w/unoccupied   Norwalk, CT
                    apartment house

22 North Avenue     1.24 acre empty lot         Norwalk, CT

17 North Avenue     Corporate Office            Norwalk, CT



Including land and buildings, equipment, work in process and raw materials included in or located at the locations described above.